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                                                                   EXHIBIT 10.16

                                                         Cost Recovery Agreement

THIS AGREEMENT made as of April 1, 1997


BETWEEN:

          PINNACLE OIL INTERNATIONAL INC.
          a Nevada corporation whose principal executive office is located at 380 - 1090 West Georgia Street
          Vancouver, B.C., Canada, V6E 3V7

               ("Pinnacle International")

                                                               OF THE FIRST PART

AND:

          PINNACLE OIL CANADA INC.
          a Canadian federal corporation registered in British Columbia as an extra-provincial company whose principal executive office is located at #380 - 1090 West Georgia Street,
          Vancouver, B.C.  V6E 3V7

          ("PinCan")

                                                              OF THE SECOND PART

AND:

          PINNACLE OIL INC.
          a Nevada corporation whose principal executive office is located at 380 - 1090 West Georgia Street
          Vancouver, B.C., Canada, V6E 3V7

          ("PinUS")

                                                               OF THE THIRD PART

WHEREAS:

          A. PinCan and PinUS are both wholly owned subsidiaries of Pinnacle International;

          B. Pinnacle International has entered into technology licence agreements (the "Licence Agreements") with each of PinCan and PinUS
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          (together called the "Licencees"), pursuant to which the Licencees are to use their best efforts to
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          exploit Hydrocarbons (as defined in the Licence Agreements) in Canada and the United States, using data obtained from Pinnacle
          International;

          C. In order to fulfil their obligations under the Licence Agreements, the Licencees will need to use certain equipment now owned by Pinnacle International, and which Pinnacle International has agreed to make available to the Licencees;

          D. At the same time, the parties have agreed that PinCan will supply certain management services to both Pinnacle International and PinUS, using qualified personnel employed by PinCan for this purpose;

          E. Both Licence Agreements provide for a licence fee to be paid to Pinnacle International based on a percentage of gross revenue from the commercial exploitation of Hydrocarbons, without any provisions for adjustments to take into account the use of Pinnacle International's equipment by the Licencees, and the supply of management services to Pinnacle International and PinUS by PinCan; and

          F. The parties desire to enter into this Agreement to set out the basis for appropriate cost recovery by each party from the others in respect of the leasing of equipment and the supply of management services by PinCan.


NOW THIS AGREEMENT WITNESSES that in consideration of the premises the parties covenant and agree as follows:

1.   DEFINITIONS

     In this Agreement:

          (a) "Data Acquisition Technology", means all technology owned by Pinnacle International which is required by the Licencees to enable them to fulfil their obligations under the Licence Agreements and under all agreements with third parties, including, without limitation, computer hardware and supporting software and communications technology;

          (b) "Equipment" means all other equipment owned or leased by Pinnacle International which Pinnacle International has agreed to make available to the Licencees on a cost recovery basis, including motor vehicles, airplanes and other modes of transportation, and ancillary supplies;
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     (c)  "Management Services" means services supplied to Pinnacle
          International and PinUS by PinCan personnel relating to administration, finance, accounting, securities compliance, public relations and negotiations with third parties on behalf of Pinnacle International and PinUS.

2.   AVAILABILITY OF DATA ACQUISITION TECHNOLOGY

     During the currency of the Licence Agreement, Pinnacle International will make its Data Acquisition Technology available to the Licencees for sufficient periods to enable them to fulfil their obligations under the technology agreements and their obligations under all third party agreements.

3.   EQUIPMENT LEASE PAYMENTS TO PINNACLE INTERNATIONAL

     During the currency of the Licence Agreements, Pinnacle International will make its Equipment available to the Licencees for sufficient periods to assist them to fulfil their obligations under the technology agreements and their obligations under all third party agreements, for lease payments to be determined by the parties from time to time, based on the per diem use of the Equipment by the Licencees, with the intent that Pinnacle International will recover all of its own actual cost of the Equipment, plus a reasonable competitive market return on capital.

4.   MANAGEMENT FEES TO PINCAN

     During the currency of the Licence Agreements, PinCan will supply Management Services to Pinnacle International in connection with the world-wide activities of Pinnacle International and to PinUS in connection with its activities in the United States, for an annual fee equal to the actual employment costs of all personnel engaged by PinCan to supply such Management Services, (including all reasonable expenses incurred by such personnel in the course of their employment) plus an annual fee of U.S. $20,000.

5.   PAYMENT

     Each of the parties will account to the others, on a quarterly basis, for the amounts due to the others for Equipment lease payments and for fees for Management Services, and adjustment amounts will be paid from one party to the others, annually, so as to result in
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     the full recovery by all three parties of all the payments and fees contemplated by this Agreement.


6.   MISCELLANEOUS

          (a)  Cooperation

          Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things, and to execute and deliver any documents that may be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

     (b)  Interpretation

                              (i)    Survival

                    All representations and warranties made by any party in connection with any transaction contemplated by this Agreement shall, irrespective of any investigation made by or on behalf of any other party hereto, survive the execution and delivery of this Agreement, and the performance or consummation of any transaction described in this Agreement.

                              (ii)   Entire Agreement/No Collateral
                    Representations

                    Each party expressly acknowledges and agrees that this Agreement, and the agreements and documents referenced herein;

                    (i) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof;

                    (ii) supersedes any prior or contemporaneous agreements, memorandums, proposals, commitments, guarantees, assurances, communications, discussions, promises, representations, understandings, conduct, acts, courses of dealing, warranties, interpretations or terms of any kind, whether oral or written, and that may such prior agreements are of no force or effect except as expressly set forth herein; and

                    (iii) may not be varied, supplemented or contradicted by evidence of prior agreements, or by evidence of subsequent oral agreements.
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                    No prior drafts of this Agreement, and no words or phrases from any prior drafts, shall be admissible into evidence in any action or suit involving this Agreement.

                              (iii)  Amendment; Waiver; Forbearance

                    Except as expressly provided otherwise herein, neither this Agreement nor any of the terms, provisions, obligations or rights contained herein, may be amended, modified, supplemented, augmented, rescinded, discharged or terminated (other than by performance), except by a written instrument or instruments signed by all of the parties to this Agreement. No waiver of any breach of any term, provision or agreement contained herein, or of the performance of any act or obligation under this Agreement, or of any extension of time for performance of any such act or obligation, or of any right granted under this Agreement, shall be effective and binding unless such waiver shall be in a written instrument or instruments signed by each party claimed to have given or consented to such waiver and each party affected by such waiver. Except to the extent that the party or parties claimed to have given or consented to a waiver may have otherwise agreed in writing, no such waiver shall be deemed a waiver or relinquishment of any other term, provision, agreement, act, obligation or right granted under this Agreement, or any preceding or subsequent breach thereof. No forbearance by a party to seek a remedy for any noncompliance or breach by another party hereto shall be deemed to be a waiver by such forbearing party of its rights and remedies with respect to such noncompliance or breach, unless such waiver shall be in a written instrument or instruments signed by the forbearing party.

                              (iv)   Remedies Cumulative

                    The remedies of each party under this Agreement are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.
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                              (v)    Severability

                    If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws, then, and in that event:

                                           (i)    The performance of the
                           offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provisions as may be possible and be legal, valid and enforceable; and

                    (ii) The remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby, and shall continue in full force and effect to the fullest extent provided by law.

                              (vi)   Parties in Interest

                    Notwithstanding anything else to the contrary herein, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective successors and assigns, if any, as may be permitted hereunder, nor shall anything in this Agreement relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement. Notwithstanding the prior sentence, the parties acknowledge that the subsidiaries of the Grantee and the Grantor and their respective successors and assigns are a third party beneficiary of this Agreement.

     (c)  Enforcement

                              (i)    Applicable Law

                    This Agreement and the rights and remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall (with the exception of the applicable securities laws) be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles) of the State of Nevada, as if this Agreement were made, and as if its obligations are to be performed, wholly with in the State of Nevada.
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                              (ii)   Consent to Jurisdiction: Service Process

                    Any "action or proceeding" (as such term is defined below) arising out of or relating to this Agreement shall be filed in and heard and litigated solely before the state courts of Nevada. Each party generally and unconditionally accepts the exclusive jurisdiction of such courts and venue therein; consents to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint in accordance with the notice provisions of this Agreement; and waives any defense or right to object to venue in said courts based upon the doctrine of "forum non conveniens" the Term "action or proceeding" is defined as any and all claims, suits, actions, hearings, arbitrations or other similar proceedings, including appeals and petitions therefrom, whether formal or informal, governmental or non-governmental, or civil or criminal.

                              (iii)  Waiver of Rights to Jury Trial

                    Each party hereby waives such party's respective right to a jury trial of any claim or cause of action based upon or arising out of this Agreement. Each party acknowledges that this waiver is a material inducement to each other party hereto to enter into the transaction contemplated hereby; that each other party has already relied upon this waiver in entering into this Agreement; and that each other party will continue to rely on this waiver in their future dealings. Each party warrants and represents that such party has reviewed this waiver with such party's legal counsel, and that such party has knowingly and voluntarily waived its jury trial rights following consultation with such legal counsel.

          (d)  Assignment

          Provided in this Agreement the Grantee may not sell, license, transfer or assign (whether direct or indirect, merger, consolidations, conversion, sale of assets, sale or exchange of securities, or by operation of law, or otherwise) any of its rights or interests or delegate its duties or obligations under this Agreement, in whole or in part, including to any Subsidiary or any Affiliate, without the prior written consent of the Grantee which consent may be withheld in such other party's sole discretion.

          (e)  Counterparts; Electronically Transmitted Documents

          This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of its Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages. If a copy or counterpart of this
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          Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimiled document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

          WHEREFORE, the parties hereto have, for purposes of this Agreement, executed this Agreement in Vancouver, British Columbia, Canada, as of the date first herinabove set forth.


PINNACLE OIL INTERNATIONAL INC.,
a Nevada corporation

By:     /s/ R. Dirk Stinson
   --------------------------
   R. Dirk Stinson, President


PINNACLE OIL CANADA INC.

By:   /s/ R. Dirk Stinson
   --------------------------
   R. Dirk Stinson, President


PINNACLE OIL INC.

By:   /s/ R. Dirk Stinson
   --------------------------
   R. Dirk Stinson, President